                                                                    Exhibit 2(e)


MALLESONS STEPHEN JAQUES

Lihir Gold Offshore Charge

Dated 13 September 2005

Lihir Gold Limited ("CHARGOR")
ABN AMRO Australia Limited ("SECURITY TRUSTEE")

MALLESONS STEPHEN JAQUES
Level 60
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.mallesons.com
Re: YC:MYT:FVL 0251284492

LIHIR GOLD OFFSHORE CHARGE
Contents

DETAILS                                                                        1
GENERAL TERMS                                                                  3
1     INTERPRETATION                                                           3

1.1   Terms defined in Security Trust Deed                                     3
1.2   Definitions                                                              3
1.3   Interpretation                                                           5
1.4   Limited Charge                                                           5

2     CHARGE                                                                   5

2.1   Charge                                                                   5
2.2   Capacity of Chargor                                                      6
2.3   Consideration                                                            6
2.4   Release                                                                  6

3     NATURE OF CHARGE - FIXED/FLOATING                                        6

3.1   Fixed                                                                    6
3.2   Floating                                                                 7
3.3   Conversion from floating to fixed                                        7
3.4   Conversion from fixed to floating                                        8

4     DEALINGS - SUCH AS SELLING OR MORTGAGING                                 8

4.1   Security Trust Deed and clause 4.1 overriding                            8
4.2   Restricted dealings with any of the Secured Property                     8
4.3   Restricted dealings with Secured Property over which charge
      is fixed                                                                 9
4.4   Restricted dealings with Secured Property over which charge
      is floating                                                              9
4.5   Where the law allows for creation of Security Interest without
      consent                                                                  9

5     OTHER SECURITY INTERESTS                                                10

5.1   Priority agreement                                                      10
5.2   Amount secured by other Security Interest                               10
5.3   Obligations under other Security Interest                               10
5.4   Security Trustee may rely on third party certificates                   10
5.5   Prospective liability                                                   10

6     INCOME                                                                  10

6.1   Before an Enforcement Date                                              10
6.2   After an Enforcement Date                                               11
6.3   No obligation on Security Trustee                                       11

7     OBLIGATIONS TO DEPOSIT DOCUMENTS AND GIVE NOTICES                       11

7.1   Notice of Charge of Deposit                                             11
7.2   Interest in Tenements                                                   11
7.3   Third Parties and Mortgaged Agreements                                  12


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
8     APPLICATION OF GOLD AND PAYMENTS                                        12

8.1   Payment, delivery and order of delivery or payment                      12
8.2   Suspense account                                                        12
8.3   Remaining Gold and money                                                12
8.4   Credit from date of receipt                                             12

9     DEFAULT                                                                 13

9.1   Chargor to ensure no Event of Default                                   13
9.2   Security Trustee's powers on default                                    13
9.3   Notice to Depositee                                                     13
9.4   Order of enforcement                                                    13

10    EXCLUSION OF TIME PERIODS                                               14

10.1  No notice required unless mandatory                                     14
10.2  Mandatory notice period                                                 14

11    RECEIVERS                                                               14

11.1  Appointment at request or if unpaid Taxes                               14
11.2  Terms of appointment of Receiver                                        14
11.3  More than one Receiver                                                  15
11.4  Receiver is Charger's agent                                             15
11.5  Receiver's powers                                                       15

12    DISPOSAL OF THE SECURED PROPERTY IS FINAL                               17

13    POWER OF ATTORNEY                                                       18

13.1  Appointment                                                             18
13.2  Powers                                                                  18

14    REINSTATEMENT OF RIGHTS                                                 18

15    GENERAL                                                                 19

15.1  Prompt performance                                                      19
15.2  Consents                                                                19
15.3  Certificates                                                            19
15.4  Set-off                                                                 19
15.5  Discretion in exercising rights                                         19
15.6  Partial exercising of rights                                            19
15.7  No liability for loss                                                   19
15.8  Conflict of interest                                                    19
15.9  Security Trustee or Receiver in possession                              20
15.10 Remedies cumulative                                                     20
15.11 Other Security Interests or judgments                                   20
15.12 Continuing security                                                     20
15.13 Indemnities                                                             20
15.14 Rights and obligations are unaffected                                   20
15.15 Inconsistent law                                                        20
15.16 Supervening legislation                                                 21
15.17 Time of the essence                                                     21
15.18 Variation and waiver                                                    21
15.19 Counterparts                                                            21


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

16    APPLICABLE LAW                                                          21

SCHEDULE 1 - NOTICE OF CHARGE OF DEPOSIT (CLAUSE 7.1)                         22

SIGNING PAGE                                                                  24


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LIHIR GOLD OFFSHORE CHARGE

Details

INTERPRETATION - definitions are in clause 1.

PARTIES        CHARGOR and SECURITY TRUSTEE
-------        ----------------------------
CHARGOR        Name      LIHIR GOLD LIMITED

               ARBN      069 803 998 (Company No. 1-23423)
                         incorporated in Papua New Guinea

               Address   Level 7
                         Pacific Place
                         Cnr Champion Parade and Musgrave Street
                         Port Moresby
                         Papua New Guinea

               Fax       +67 5 986 4018

               Attention General Manager Financial and Commercial
                         and Chief Financial Officer

SECURITY       Name      ABN AMRO AUSTRALIA LIMITED
TRUSTEE

               ABN       78 000 862 797

               Address   Level 26, ABN AMRO Tower
                         88 Phillip Street
                         Sydney NSW 2000

               Fax       +612 9259 5499

               Attention Margaret Martin

PROSPECTIVE    The obligations of the Chargor to:
LIABILITIES
(clause 5)     -    perform the Secured Obligations;

               -    pay or repay the Secured Money;

               - pay money under each Hedge Contract including following any close-out or termination of such contract; and

               - pay or reimburse the Beneficiaries for all Costs, increased costs or losses incurred in connection with the Finance
                    Documents.


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

               Maximum amount     A$l,000,000,000

DATE OF DEED   See Signing page


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LIHIR GOLD OFFSHORE CHARGE

General terms

1    INTERPRETATION

1.1  TERMS DEFINED IN SECURITY TRUST DEED

     A term which has a defined meaning in the Security Trust Deed has the same meaning when used in this deed unless it is expressly defined in this deed when the meaning in this deed prevails.

1.2  DEFINITIONS

     These meanings apply unless the contrary intention appears:

     ATTORNEY means each attorney appointed by the Chargor under clause 13 ("Power of attorney").

     CHARGED RIGHTS means the present and future right, title and interest of the Chargor in connection with the Mortgaged Agreements. A reference to Charged Rights includes any part of it.

     CHARGOR means the person named in this deed as Chargor and includes the Chargor's successors and assigns. In the description of the Secured Obligations and the Secured Money it also refers to the Chargor as so defined, whether alone or jointly, or jointly and individually, and whether as a principal or as a surety.

     DETAILS means the section of this deed headed "Details".

     DEPOSIT means at any time, the Chargor's right, title and interest in connection with any Deposit Account including its right, title and interest to:

     (a) repayment of any money credited to the Deposit Account on or after the date of this deed; and

     (b) interest payable on or after the date of this deed on money credited to the Deposit Account (whether or not the interest is credited to the Deposit Account).

     A reference to the Deposit includes any part of it.

     DEPOSIT ACCOUNT means, at any time, each bank account established by the Chargor with the Depositee as required by the Senior Finance Documents.

     DEPOSITEE means the bank or financial institution with whom a Deposit Account is being maintained. A reference to Depositee includes its successors and assigns.

     MORTGAGED AGREEMENT means any agreement between the Chargor and another party designated as a "Mortgaged Agreement" by the Chargor and the Security Trustee under a Security Document.


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     NOTICE OF CHARGE OF DEPOSIT means a notice substantially in the form of schedule 1.

     PERMITTED SECURITY INTEREST means any Security Interest which the Chargor is permitted to grant under the terms of the Senior Finance Documents.

     RECEIVER includes a receiver or receiver and manager.

     REVOLVING CREDIT FACILITY means the US$50 million revolving credit facility under the Syndicated Facility Agreement dated on or about the date of this deed between the Chargor (as borrower), the Security Trustee, the financiers named in it and others.

     SECURED MONEY means, at any time, all amounts then due for payment or which will or may become due for payment or which remain unpaid, by the Chargor to a Beneficiary (for its own account or for the account of another person) in connection with the Finance Documents (including transactions in connection with them), but does not include amounts due for payment or which will or may become due for payment or which remain unpaid under the Revolving Credit Facility (including interest).

     Without limiting this definition, it includes amounts then due for payment or which will or may become due for payment or which remain unpaid to a Beneficiary in its capacity as an assignee because it has taken an assignment of a Finance Document or this deed itself, and whether or not:

     (a)  the Chargor was aware of the assignment or consented to it; or

     (b)  the assigned obligation was secured before the assignment; or

     (c) the assignment takes place before, at the same time as, or after this deed is executed.

     SECURED OBLIGATIONS means all obligations and liabilities of the Chargor to a Beneficiary (for its own account or for the account of another person) from time to time under, or by reason of any Finance Document (other than an obligation to pay or repay amounts due for payment or which will or may become due for payment or which remain unpaid under the Revolving Credit Facility (including interest)), and, without limiting the generality of the foregoing, includes any liabilities which:

     (a)  are unliquidated;

     (b)  are present, prospective or contingent;

     (c) are in existence before or come into existence after the date of this deed;

     (d) relate to the delivery of gold, the payment of money or the performance or omission of any act;

     (e)  sound in damages only; or

     (f)  accrue as a result of any Event of Default.


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     SECURED PROPERTY means all the Chargor's rights, property and undertaking:

     (a)  of whatever kind; and

     (b)  whether present or future,

     located or having a situs, or taken by any legislation to be located or have a situs, outside The Independent State of Papua New Guinea (but excluding any bank account known as a "Distribution Account" which is opened and maintained in accordance with any Senior Finance Document).

     A reference to Secured Property includes any part of it.

     SECURITY TRUST DEED means the deed entitled "Lihir Gold Security Trust Deed" dated 22 November 2000, as amended from time to time, between the Chargor, the Security Trustee and others.

     SECURITY TRUSTEE means the person or persons so described in the Details as the Security Trustee and includes their successors and assigns.

     TENEMENTS means any:

     (a) exploration licence, special mining lease, mining lease, alluvial mining lease, lease for mining purposes, mining easement or other grant, lease, licence, permit or right;

     (b) freehold or leasehold property or other right, interest or benefit in, under or derived from land; and

     (c) buildings or fixtures on land and any right, interest or benefit in, under or derived from buildings or fixtures on land.

     THIRD PARTY means a party to a Mortgaged Agreement other than the Chargor or the Chargee.

1.3  INTERPRETATION

     Clause 1.2 of the Security Trust Deed applies to this deed as if the same has been incorporated in this deed, mutatis mutandis.

1.4  LIMITED CHARGE

     Notwithstanding any other provision in this deed, this deed is security for the whole of the Secured Money and Secured Obligations, but nevertheless, the total amount recoverable under this deed is limited to A$1,000,000,000.

2    CHARGE

2.1  CHARGE

     The Chargor charges the Secured Property to the Security Trustee for the purpose of securing performance of the Secured Obligations and securing payment of the Secured Money.


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

2.2  CAPACITY OF CHARGOR

     The Chargor grants the charge set out in this clause 2 as beneficial owner.

2.3  CONSIDERATION

     The Chargor acknowledges giving this deed and incurring obligations and giving rights under this deed for valuable consideration received from the Beneficiaries.

2.4  RELEASE

     The Chargor may require the Security Trustee to release the Secured Property when there are no Secured Obligations and there is no Secured Money.

     The Security Trustee acknowledges that the Chargor may request the Security Trustee to release the Secured Property (or part thereof) under clause 3.33 of the Security Trust Deed, and the Security Trustee shall agree to such requests in accordance with that clause.

3    NATURE OF CHARGE - FIXED/FLOATING

3.1  FIXED

     The charge created by this deed is fixed over all present and future:

     (a)  capital (including called or uncalled and paid or unpaid); and

     (b)  goodwill; and

     (c) estates and interests in land, including each fixture, structure or improvement on land or fixed to it; and

     (d)  plant and machinery; and

     (e)  book debts and the proceeds of book debts; and

     (f)  the Charged Rights and the Deposit; and

     (g) securities, documents of title and any other documents (whether or not negotiable), that the Chargor deposits with the Security Trustee at any time and for any reason; and

     (h)  insurance policies and all the proceeds of those policies; and

     (i) all information, data, plans, blueprints, designs, recorded knowledge, surveys, architectural, structural, mechanical and engineering plans and specifications, studies reports and drawings, test reports, manuals, material standards, processing standards, performance standards, catalogues, computer and automatic machinery software and programs (whether owned, leased or licensed or to which the Chargor otherwise has any right, title or interest, including any which at any time evidence or contain information relating to the Chargor or the Secured Property or are otherwise necessary or helpful in the collection thereof or realisation thereupon, but in any event only to


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

          the extent of the Chargor's right, title or interest therein), all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs (to the extent of the Chargor's right, title or interest therein) used for the compilation or printout of such information, knowledge, records or data, data and drawings prepared by or on behalf of the Chargor for the construction, acquisition, occupancy, use, operation, maintenance, repair or restoration of the Project or any part thereof; and

     (j) all Authorisations now or hereafter held in the name, or for the benefit, of the Chargor provided that any Authorisation which by its terms or by operation of law would become void, voidable, terminable or revocable if mortgaged, pledged or assigned hereunder, or if a Security Interest therein were granted hereunder, are expressly excepted and excluded from the Secured Property and the terms of this deed to the extent necessary so as to avoid such voidness, voidability, terminability or revocability; and

     (k) any compensation or amount paid by any Government Agency to the Chargor in connection with an expropriation, compulsory acquisition of assets, forfeiture, confiscation or like event; and

     (l)  interests in the Tenements; and

     (m) books of account, invoices, statements, ledger cards, computer software and records and other media relating to the Chargor's business transactions; and

     (n) interests in personal property that are not acquired by the Chargor for disposal by the Chargor in the ordinary course of its business; and

     (o) any other property if clause 3.3 ("Conversion from floating to fixed") says the charge is to be fixed over that property.

3.2  FLOATING

     The charge created by this deed is floating over all the Secured Property other than that listed in clause 3.1 ("Fixed"), including bank accounts which are not Deposit Accounts.

3.3  CONVERSION FROM FLOATING TO FIXED

     Where the charge created by this deed is floating (whether under the terms of this deed or at law), it immediately and automatically becomes fixed:

     (a) over any Secured Property the Security Trustee notifies the Chargor is to be subject to a fixed charge. (However, the Security Trustee may notify only if the Security Trustee reasonably considers that it is necessary to do so to protect its rights under this deed or if an Event of Default has occurred); and

     (b)  over any Secured Property affected if:


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          (i)  the Chargor breaches an obligation under clause 4 ("Dealings -
               such as selling or mortgaging"); or

          (ii) a distress is levied or a judgment, order or Security Interest is enforced, becomes enforceable, or would be enforceable by the giving of notice, or following lapse of time or fulfilment of a condition; or

          (iii) any person takes any step, or attempts or agrees to do any thing, which may result in Taxes, or an amount owing to an authority, ranking ahead of the floating charge (including issuing a notice or direction that has the effect of giving an authority a preference, priority or advantage over creditors), in respect of that Secured Property; and

     (c)  over all the Secured Property if the Chargor is or becomes Insolvent;
          and

     (d)  if the law provides that this deed becomes fixed.

     Despite any other provision of this deed, the floating charge will not crystallise in respect of any interest in land in New South Wales before the day after the first anniversary of the date of this deed.

3.4  CONVERSION FROM FIXED TO FLOATING

     If any Secured Property becomes subject to a fixed charge under clause 3.3 ("Conversion from floating to fixed"), the Security Trustee may give the Chargor a notice stating that, from a date specified in the notice, the Secured Property specified in the notice is converted from a fixed charge and is then again subject to a floating charge. Secured Property can become subject to a floating or a fixed charge under this clause and clause 3.3 ("Conversion from floating to fixed") any number of times.

4    DEALINGS - SUCH AS SELLING OR MORTGAGING

4.1  SECURITY TRUST DEED AND CLAUSE 4.1 OVERRIDING

     If anything in this clause 4 is inconsistent with the Security Trust Deed or this clause 4.1, the Security Trust Deed and this clause 4.1 prevails to the extent of the inconsistency. The Chargor may only deal with the Deposit Accounts or other bank accounts in accordance with the terms of the other Senior Finance Documents. If no Senior Finance Document requires the Borrower to deal with its bank accounts in any particular manner, the Borrower may deal with its bank accounts in the ordinary course of its business.

4.2  RESTRICTED DEALINGS WITH ANY OF THE SECURED PROPERTY

     Without the consent of the Security Trustee or unless otherwise permitted by the Security Trust Deed or expressly permitted under the Senior Finance Documents, the Chargor may not, and may not agree to, do any of the following:


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

     (a) create or allow to exist another Security Interest in connection with the Secured Property, other than any Permitted Security Interest; or

     (b) deal in any way with this deed or any interest in it, or allow any interest in it to arise or be varied.

4.3  RESTRICTED DEALINGS WITH SECURED PROPERTY OVER WHICH CHARGE IS FIXED

     Without the consent of the Security Trustee or unless otherwise permitted by the Security Trust Deed or expressly permitted under the Senior Finance Documents, the Chargor may not and may not agree to, do any of the following in respect of the Secured Property over which the charge created by this deed is fixed:

     (a)  sell or dispose of it;

     (b) lease or license it, or deal with any existing lease or licence (including allowing a surrender or variation);

     (c)  part with possession of it;

     (d)  allow a set-off or combination of accounts;

     (e) waive any of the Chargor's rights or release any person from its obligations in connection with it;

     (f) not cause or permit any Mortgaged Agreement to be varied, repudiated, rescinded or terminated;

     (g) not abandon, settle, compromise or discontinue or become nonsuited in respect of proceedings against any person in connection with the Secured Property (including a Third Party); or

     (h) deal in any other way with the Secured Property or any interest in it, or allow any interest in it to arise or be varied,

     in the case of paragraphs (e), (f), (g) and (h) above, where to do so would have a Material Adverse Effect.

4.4  RESTRICTED DEALINGS WITH SECURED PROPERTY OVER WHICH CHARGE IS FLOATING

     Without the consent of the Security Trustee, the Chargor may not and may not agree to, do anything in clause 4.3 ("Restricted dealings with the Secured Property over which charge is fixed") in respect of Secured Property over which the charge created by this deed is floating except where the thing done is done in the ordinary course of the Chargor's business.

4.5  WHERE THE LAW ALLOWS FOR CREATION OF SECURITY INTEREST WITHOUT CONSENT

     If a law entitles the Chargor to create another Security Interest in connection with the Secured Property without the consent of the Security Trustee, this


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     clause 4 does not operate to require the Chargor to obtain the Security
     Trustee's consent before creating that other Security Interest. However:

     (a) if the Chargor intends to create another Security Interest, it agrees to notify the Security Trustee at least seven days before it proposes to do so; and

     (b) if the Security Trustee requests an agreement under clause 5.1 ("Priority agreement") and the Chargor has not complied with that request by the time the Security Interest is created, no Beneficiary need make funds available under any Finance Document.

5    OTHER SECURITY INTERESTS

5.1  PRIORITY AGREEMENT

     If the Security Trustee asks, the Chargor agrees to obtain an agreement acceptable to the Security Trustee regulating priority between this deed and any other Security Interest in connection with the Secured Property.

5.2  AMOUNT SECURED BY OTHER SECURITY INTEREST

     The Chargor agrees to ensure that the amount secured under any other Security Interest in connection with the Secured Property is not increased without the Security Trustee's consent unless it would still remain a Permitted Security Interest after such increase.

5.3  OBLIGATIONS UNDER OTHER SECURITY INTEREST

     The Chargor agrees to comply with all obligations under any other Security Interest in connection with the Secured Property.

5.4  SECURITY TRUSTEE MAY RELY ON THIRD PARTY CERTIFICATES

     The Security Trustee may rely on a certificate from any other person with a Security Interest in connection with the Secured Property as to the amount that is owed to that other person.

5.5  PROSPECTIVE LIABILITY

     For the purpose only of fixing priorities under section 282 of the Corporations Act, the prospective liabilities secured by this deed include the prospective liabilities of the nature specified in the Details up to the maximum amount specified in the Details.

     Nothing in this clause affects any of the Chargor's obligations to the Beneficiaries or any other rights of the Beneficiaries.

6    INCOME

6.1  BEFORE AN ENFORCEMENT DATE

     Until an Enforcement Date occurs, the Chargor is entitled to retain all income in respect of the Secured Property.


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6.2  AFTER AN ENFORCEMENT DATE

     If an Enforcement Date occurs, then all rights of the Chargor under clause
     6.1 ("Before an Enforcement Date") immediately cease and the Chargor agrees to procure that all income in respect of the Secured Property is paid directly to the Security Trustee.

6.3  NO OBLIGATION ON SECURITY TRUSTEE

     The Security Trustee need not:

     (a) do anything to obtain payment of any income in respect of the Secured Property; or

     (b)  exercise rights in respect of the Secured Property; or

     (c)  sell the Secured Property;

     even if it has reason to believe that the value of the Secured Property may fall. The Security Trustee is not responsible for loss as a result of such a failure to act or delay in so acting.

7    OBLIGATIONS TO DEPOSIT DOCUMENTS AND GIVE NOTICES

7.1  NOTICE OF CHARGE OF DEPOSIT

     The Chargor agrees to:

     (a) immediately after executing this deed execute and give a Notice of Charge of Deposit to the Depositee in the form set out in schedule 1;

     (b) procure that the Depositee delivers to the Security Trustee a copy of the Notice of Charge of Deposit with the endorsement signed on behalf of the Depositee within seven days of the date of this deed; and

     (c) ensure that at least two Authorised Officers of the Security Trustee nominated by the Security Trustee (by written notification to the Chargor) are named as authorised signatories to the Deposit Account. For avoidance of doubt, these Authorised Officers may only take control of the Deposit Accounts pursuant to the terms of any Senior Finance Document or if none, as from an Enforcement Date.

7.2  INTEREST IN TENEMENTS

     (a) Without limiting any further assurance obligation, if requested by the Security Trustee, on acquiring any interest in a Tenement, the Chargor agrees to execute a legal or statutory mortgage over that interest securing the Secured Obligations and the Secured Money in the form and substance required by the Security Trustee. The Chargor agrees to use its best endeavours to register that mortgage.

     (b) The mortgage may not contain any obligation more onerous than in the other Finance Documents.


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7.3  THIRD PARTIES AND MORTGAGED AGREEMENTS

     The Chargor agrees to take the action that a prudent, diligent and reasonable person would take to cause:

     (a) each Third Party to comply with its obligations in connection with any Mortgaged Agreement; and

     (b) any Third Party which has not complied with obligations in connection with any Mortgaged Agreement to pay an amount equal to the liability or loss suffered by, either the Chargor or the Security Trustee which is caused or contributed to, by that non-compliance.

8    APPLICATION OF GOLD AND PAYMENTS

8.1  PAYMENT, DELIVERY AND ORDER OF DELIVERY OR PAYMENT

     The Chargor agrees to perform the Secured Obligations (including the obligation to deliver Gold) and to pay the Secured Money to the Security Trustee pursuant to clause 2 of the Security Trust Deed. The Security Trustee must use Gold or money received under this deed towards satisfaction of the Secured Obligations or payment of the Secured Money in accordance with the Security Trust Deed.

8.2  SUSPENSE ACCOUNT

     The Security Trustee may place in a suspense account (including a bullion account), any Gold or payment it receives from the Chargor for as long as it considers prudent and need not apply it towards satisfying the Secured Obligations or the Secured Money.

8.3  REMAINING GOLD AND MONEY

     The Security Trustee agrees to pay any Gold or money remaining after the Secured Obligations have been satisfied and the Secured Money is paid either to the Chargor (which the Security Trustee may do by delivering or paying it into an account (including a bullion account), in the Chargor's name) or to another person entitled to it (such as another person with a Security Interest in connection with the Secured Property). In doing so, it does not incur any liability to the Chargor. In particular, the Security Trustee may deliver or pay it to a person whom the Security Trustee considers on reasonable grounds has a subsequent registered or unregistered Security Interest. The Security Trustee does not pay the Chargor interest on any Gold or money remaining after the Secured Obligations have been satisfied and the Secured Money is paid.

8.4  CREDIT FROM DATE OF RECEIPT

     The Chargor is only credited with Gold or money from the date the Security Trustee actually receives it (including, where the Security Trustee has appointed a Receiver, the date the Receiver delivers Gold or pays money to the Security Trustee).


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9    DEFAULT

9.1  CHARGOR TO ENSURE NO EVENT OF DEFAULT

     The Chargor agrees to ensure that there is no Event of Default or Potential Event of Default.

9.2  SECURITY TRUSTEE'S POWERS ON DEFAULT

     If an Event of Default subsists, the Security Trustee (acting pursuant to the Security Trust Deed) may do one or more of the following in addition to anything else the law allows the Security Trustee to do as chargee:

     (a)  sue the Chargor for the Secured Money;

     (b) bring an action against the Chargor for performance of Secured Obligations;

     (c)  appoint one or more Receivers; and

     (d) anything that a Receiver could do under clause 11.5 ("Receiver's powers").

9.3  NOTICE TO DEPOSITEE

     If an Enforcement Date occurs, the Security Trustee may give notice to the Depositee that the Security Trustee may operate the account in accordance with clause 11.5(b)-(d) ("Receiver's powers"). If this notice is given, the Chargor agrees that the Depositee:

     (a) need not enquire whether the Security Trustee is in fact entitled to give such a notice; and

     (b) is directed by the Chargor to act in accordance with the notice without reference to the Chargor.

     The Chargor acknowledges that the direction in paragraph (b) cannot be revoked or varied by the Chargor except with the consent of the Security Trustee.

9.4  ORDER OF ENFORCEMENT

     The Security Trustee may enforce this deed before it enforces other rights or remedies;

     (a)  against any other person; or

     (b)  under another document, such as another Security Interest.

     If the Security Trustee has more than one Security Interest, it may enforce them in any order it chooses.


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                               12 September 2005

10   EXCLUSION OF TIME PERIODS

10.1 NO NOTICE REQUIRED UNLESS MANDATORY

     The Security Trustee, any Beneficiary or any Receiver need not give the Chargor any notice or demand or allow time to elapse before exercising a right under this deed or conferred by law (including a right to sell) unless the notice, demand or lapse of time is required by law and cannot be excluded.

10.2 MANDATORY NOTICE PERIOD

     If the law requires that a period of notice must be given or a lapse of time must occur or be permitted before a right under this deed or conferred by law may be exercised, then:

     (a) when a period of notice or lapse of time is mandatory, that period of notice must be given or that lapse of time must occur or be permitted by the Security Trustee; or

     (b) when the law provides that a period of notice or lapse of time may be stipulated or fixed by this deed, then one day is stipulated and fixed as that period of notice or lapse of time including, if applicable, as the period of notice or lapse of time during which:

          (i) an Event of Default must continue before a notice is given or requirement otherwise made for performance of the Secured Obligations, payment of the Secured Money or the observance of other obligations under this deed; and

          (ii) a notice or request for performance of the Secured Obligations, payment of the Secured Money or the observance of other obligations under this deed must remain not complied with before the Security Trustee, relevant Beneficiary or a Receiver may exercise rights.

11   RECEIVERS

11.1 APPOINTMENT AT REQUEST OR IF UNPAID TAXES

     In addition to its powers under clause 9.2 ("Security Trustee's powers on default"), the Security Trustee may appoint a Receiver:

     (a)  if the directors of the Chargor request it to do so; and

     (b) to any part of the Secured Property referred to in clause 3.3(b)(iii) ("Conversion from floating to fixed") at any time after the charge created by this deed becomes fixed under clause 3.3(b)(iii).

11.2 TERMS OF APPOINTMENT OF RECEIVER

     In exercising its power to appoint a Receiver, the Security Trustee may:

     (a) appoint a Receiver to all or any part of the Secured Property or its income; and


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

     (b) set a Receiver's remuneration at any figure the Security Trustee determines appropriate, remove a Receiver and appoint a new or additional Receiver.

11.3 MORE THAN ONE RECEIVER

     If the Security Trustee appoints more than one Receiver, the Security Trustee may specify whether they may act individually or jointly.

11.4 RECEIVER IS CHARGOR'S AGENT

     Any Receiver appointed under this deed is the Chargor's agent unless the Security Trustee notifies the Chargor that the Receiver is to act as the Security Trustee's agent. The Chargor is solely responsible for anything done, or not done, by a Receiver and for the Receiver's remuneration and Costs.

11.5 RECEIVER'S POWERS

     In addition to powers conferred by other provisions of this deed, by statute or by the terms of appointment, the Receiver may do one or more of the following unless they are specifically excluded by the terms of appointment at the time, in the manner and on terms (in addition to any terms expressly specified below) which the Receiver thinks fit (and the Security Trustee may vary these powers at any time by notice given to the Chargor and the Receiver):

     (a) enter, take possession of, have access to and make use of the Secured Property as often as the Receiver deems expedient;

     (b) operate the Deposit Account without any requirement for a signature by or for the Chargor;

     (c) if the Deposit Account is not at call, negotiate with the Depositee and do all things necessary or desirable to obtain immediate repayment of the Deposit without being responsible for any resultant loss;

     (d) sell, factor or discount or agree to do any of them in respect of the Deposit on any terms and do anything necessary or desirable to complete any sale, factoring or discounting which the Security Trustee considers desirable;

     (e)  receive rents and profits derived from the Secured Property;

     (f) exercise the rights, powers and remedies of the Chargor over, in connection with or comprising part of the Secured Property;

     (g)  manage the Secured Property;

     (h)  carry on any business or pursuit within the powers of the Chargor;

     (i) subject to obligations imposed by law, sell or agree to sell the Secured Property on any terms, including, without limitation, the following:


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

          (i) the sale may take place whether or not the Receiver has taken possession of the Secured Property;

          (ii) the sale may be by public auction, private treaty or by tender;

          (iii) the sale may be in one lot or in parcels, and with or without special provisions about title, or time, or mode of payment of purchase money, or otherwise;

          (iv) fixtures may be severed and sold apart from any real property;

          (v) allow the purchase money to remain secured by a mortgage or charge of the property sold, or secured by other security, or without security, and on any other terms, without being responsible for any resultant loss;

          (vi) enter into, rescind or vary a contract for sale, and resell without being responsible for loss, and execute assurances of the Secured Property in the name and on behalf of the Chargor or otherwise;

          (vii) do anything to complete any sale which the Receiver considers desirable, and set aside from the proceeds of sale the amount which the Receiver considers desirable to meet future claims until the possibility of claims being made is ended;

     (j) obtain the benefit of any agreement entered into by the Chargor (including, without limitation, by specific performance), whether or not the agreement is entered into in the exercise of the rights, powers and remedies conferred by this deed;

     (k) institute, conduct, defend, submit to arbitration, settle, compromise or defer in the name of the Chargor or otherwise on any terms, any proceeding, claim, question or dispute in connection with the Secured Property or this deed and execute releases or other discharges in connection with them;

     (l)  call and get in unpaid capital in the Chargor;

     (m) delegate the Receiver's powers including this power of delegation to any person for any period;

     (n) pull down, rebuild, erect, alter, improve, subdivide, provide services to, insure, and maintain the Secured Property;

     (o) lease or license, end, renew, surrender, or accept the surrender of a lease or licence of, the Secured Property, and compromise with or make concessions to tenants, lessees or licensees, or agree to do any of these things, for any period and on any terms;

     (p) give a person an option to purchase, lease or license the Secured Property on any terms, and give, create, release or vary easements, profits a prendre or restrictions relating to the Secured Property;


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                               12 September 2005

     (q)  surrender or transfer the Secured Property to any person;

     (r) exchange the Secured Property with a person for an interest in other property of any tenure (with or without giving or receiving other consideration). The property so acquired may be dealt with by the Receiver as if it were part of the Secured Property and the Receiver may grant a Security Interest over that property for the performance of the Secured Obligations and the payment of the Secured Money;

     (s) remove personal property from the Secured Property and store that property in the name of the Chargor without liability for loss or damage suffered by the Chargor;

     (t) do anything which should have been done by the Chargor under this deed but which has not been done or which the Receiver considers has not been done properly;

     (u) borrow or raise from the Security Trustee or from another person, in the name and on behalf of the Chargor or otherwise, money required from time to time for any of the purposes mentioned in this clause 11 and do any ancillary act (including, without limitation, draw, accept or endorse bills of exchange). Neither the Security Trustee nor any other person providing accommodation to the Receiver need enquire about the necessity or propriety of a borrowing or raising or is to be responsible for the misapplication or non-application of money borrowed or raised;

     (v) exercise all powers (including, without limitation, the powers of the directors of the Chargor) in connection with the transfer of shares held by any person in the Chargor;

     (w) secure money borrowed or raised by Security Interest over the Secured Property so that the Security Interest ranks in priority to, equally with, or after this deed;

     (x) employ or engage persons (including, without limitation, employees of the Receiver and consultants and professional advisers) in connection with the powers conferred on the Receiver by this clause 11;

     (y) do or cause to be done anything to protect the priority of this deed, to protect the Chargor's or the Security Trustee's estate or interest in the Secured Property, to enforce this deed, to satisfy performance of the Secured Obligations or recover the Secured Money or to protect or enhance the Secured Property; or

     (z) expend money or incur liabilities in exercising the powers conferred on the Receiver by this clause 11.

12   DISPOSAL OF THE SECURED PROPERTY IS FINAL

     The Chargor agrees that if the Security Trustee or a Receiver sells or otherwise disposes of the Secured Property:


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                               12 September 2005

     (a) the Chargor will not challenge the acquirer's right to acquire the Secured Property (including on the ground that the Security Trustee or the Receiver was not entitled to dispose of the Secured Property or that the Chargor did not receive notice of the intended disposal) and the Chargor will not seek to reclaim that property; and

     (b) the person who acquires the Secured Property need not check whether the Security Trustee or the Receiver has the right to dispose of the Secured Property or whether the Security Trustee or the Receiver exercises that right properly.

13   POWER OF ATTORNEY

13.1 APPOINTMENT

     The Chargor irrevocably appoints the Security Trustee, each Authorised Officer of the Security Trustee, and each Receiver individually as the Chargor's attorney and agrees to ratify anything an Attorney does under clause 13.2 ("Powers").

13.2 POWERS

     If an Event of Default subsists, an Attorney may:

     (a) do anything which the Chargor can lawfully authorise an attorney to do in connection with this deed or the Secured Property, or which the Attorney believes is expedient to give effect to any of the Security Trustee's or a Receiver's rights (these things may be done in the Chargor's name or the Attorney's name, and they include signing and delivering documents, transferring, selling or leasing the Secured Property, transferring, selling or surrendering any lease, lodging or withdrawing caveats, starting, conducting and defending legal proceedings); and

     (b)  delegate their powers (including this power) and revoke a delegation;
          and

     (c) exercise their powers even if this involves a conflict of duty or they have a personal interest in doing so.

14   REINSTATEMENT OF RIGHTS

     Under law relating to Insolvency, a person may claim that a transaction (including a payment) in connection with the Secured Obligations or Secured Money is void or voidable. If a claim is made and upheld, conceded or compromised, then:

     (a) the Security Trustee is immediately entitled as against the Chargor to the rights in respect of the Secured Obligations and Secured Money to which it was entitled immediately before the transaction; and

     (b) on request from the Security Trustee, the Chargor agrees to do anything (including signing any document) to restore to the Security


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

          Trustee any Security Interest (including this deed) it held from the Chargor immediately before the transaction.

15   GENERAL

15.1 PROMPT PERFORMANCE

     Subject to clause 15.17 ("Time of the essence"):

     (a) if this deed specifies when the Chargor agrees to perform an obligation, the Chargor agrees to perform it by the time specified; and

     (b)  the Chargor agrees to perform all other obligations promptly.

15.2 CONSENTS

     The Chargor agrees to comply with all conditions in any consent the Security Trustee gives in connection with this deed.

15.3 CERTIFICATES

     The Security Trustee may give the Chargor a certificate about an amount payable or other matter in connection with this deed. The certificate is sufficient evidence of the amount or matter, unless it is proved to be incorrect.

15.4 SET-OFF

     At any time after an Enforcement Date occurs, the Security Trustee may set off any amount due for payment by the Security Trustee to the Chargor against any amount due for payment by the Chargor to the Security Trustee under this deed.

15.5 DISCRETION IN EXERCISING RIGHTS

     The Security Trustee or a Receiver may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this deed expressly states otherwise.

15.6 PARTIAL EXERCISING OF RIGHTS

     If the Security Trustee or a Receiver does not exercise a right or remedy fully or at a given time, the Security Trustee or the Receiver may still exercise it later.

15.7 NO LIABILITY FOR LOSS

     Neither the Security Trustee nor a Receiver is liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right or remedy.

15.8 CONFLICT OF INTEREST

     The Security Trustee's and any Receiver's rights and remedies under this deed may be exercised even if this involves a conflict of duty or the Security Trustee or Receiver has a personal interest in their exercise.


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

15.9 SECURITY TRUSTEE OR RECEIVER IN POSSESSION

     If the Security Trustee exercises any right under this deed or at law to enter or take possession of the Secured Property, it:

     (a) has complete and unfettered discretion as to how the Secured Property is managed; and

     (b) is liable to account only for rents and profits actually received by it.

     The same applies to any Receiver when acting as agent of the Security Trustee.

15.10 REMEDIES CUMULATIVE

     The rights and remedies of the Security Trustee or a Receiver under this deed are in addition to other rights and remedies given by law independently of this deed.

15.11 OTHER SECURITY INTERESTS OR JUDGMENTS

     This deed does not merge with or adversely affect, and is not adversely affected by, any of the following:

     (a) any Security Interest or other right or remedy to which the Security Trustee is entitled; or

     (b) a judgment which the Security Trustee obtains against the Chargor in connection with the Secured Obligations or the Secured Money.

     The Security Trustee may still exercise its rights under this deed as well as under the judgment, other Security Interest or the right or remedy.

15.12 CONTINUING SECURITY

     This deed is a continuing security despite any intervening payment, settlement or other thing until the Security Trustee releases the Secured Property from this deed.

15.13 INDEMNITIES

     The indemnities in this deed are continuing obligations, independent of the Chargor's other obligations under this deed and continue after this deed ends. It is not necessary for the Security Trustee to incur expense or make payment before enforcing a right of indemnity under this deed.

15.14 RIGHTS AND OBLIGATIONS ARE UNAFFECTED

     Rights given to the Security Trustee and any Receiver under this deed and the Chargor's liabilities under it are not affected by anything which might otherwise affect them at law.

15.15 INCONSISTENT LAW

     To the extent permitted by law, this deed prevails to the extent it is inconsistent with any law.


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                               12 September 2005

15.16 SUPERVENING LEGISLATION

     Any present or future legislation which operates to vary the obligations of the Chargor in connection with this deed with the result that the Security Trustee's rights, powers or remedies are adversely affected (including by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

15.17 TIME OF THE ESSENCE

     Time is of the essence in this deed in respect of an obligation of the Chargor to pay money or perform the Secured Obligations.

15.18 VARIATION AND WAIVER

     Unless this deed expressly states otherwise, a provision of this deed, or right created under it, may not be waived or varied except in writing signed by the party or parties to be bound.

15.19 COUNTERPARTS

     This deed may consist of a number of copies, each signed by one or more parties to the mortgage. If so, the signed copies are treated as making up the one document.

16   APPLICABLE LAW

     This deed is governed by the law in force in New South Wales. The Chargor submits to the non-exclusive jurisdiction of the courts of that place.

EXECUTED as a deed


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                               12 September 2005

LIHIR GOLD OFFSHORE CHARGE

Schedule 1 - Notice of Charge of Deposit (clause 7.1)

To: [Name and address of Depositee]

                      LIHIR GOLD LIMITED - DEPOSIT ACCOUNT

We have agreed with ABN AMRO AUSTRALIA LIMITED ("SECURITY TRUSTEE") to deposit with you certain money to be credited to the following accounts (each, a "DEPOSIT ACCOUNT"):

[set out for each account]
Account number: ___________
Account name: _____________
Branch: ___________________

WE GIVE YOU NOTICE AS FOLLOWS:

1.   CHARGE

     By a charge dated [_____] and made between us and ABN AMRO AUSTRALIA LIMITED ("DEED"), we have charged to the Security Trustee as security for the performance of certain obligations and as security for the payment of certain money to the Security Trustee our right, title and interest at any time in connection with the Deposit Account including, our right, title and interest to:

     (a) repayment of any money credited to that Deposit Account on or after the date of the Deed; and

     (b) interest payable on or after the date of the Deed on money credited to that Deposit Account (whether or not the interest is credited to that Deposit Account).

2.   SIGNATORIES

     We have agreed with the Security Trustee that, in certain circumstances, the Security Trustee may give you a notice which states that one or more Deposit Accounts may be operated only by [_____] or [_____] as the persons representing the Security Trustee.

     If you receive such a notice from the Security Trustee you are directed by us to act in accordance with the notice without reference to us and you need not enquire whether the Security Trustee is in fact entitled to give such a notice.


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                               12 September 2005

3.   REVOCATION OR VARIATION OF THIS NOTICE

     The directions contained in this notice cannot be revoked or varied by us except with the written consent of the Security Trustee.

For

LIHIR GOLD LIMITED

-------------------------------------
Dated

The terms of the notice set out above are confirmed by the Security Trustee

For

ABN AMRO AUSTRALIA LIMITED
AS SECURITY TRUSTEE UNDER THE LIHIR
GOLD SECURITY TRUST

-------------------------------------
Dated

TO: ABN AMRO AUSTRALIA LIMITED
AS SECURITY TRUSTEE UNDER THE LIHIR
GOLD SECURITY TRUST

We acknowledge that:

(a)  we have received the notice set out above;

(b) we consent to the Deed and the account operating procedures referred to in this notice;

(c) we have not received notice of any right, title or interest in connection with the Deposit Account, other than that of you and the Chargor as contemplated by this notice or by a notice given by you under another Security Document; and

(d) the Deed ranks in priority to any right of set-off which we may claim over the Deposit Account.

For


-------------------------------------


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                               12 September 2005

LIHIR GOLD OFFSHORE CHARGE

Signing page

DATED: 13 September 2005

CHARGOR

SIGNED SEALED AND                    )
DELIVERED by                         )
PAUL FULTON                          )
as attorney for LIHIR GOLD           )
LIMITED under power of attorney      )
dated 8 September 2005               )
in the presence of:                  )
                                     )
                                     )
/s/ Arlene Colquhoun                 )   /s/ Paul Fulton
-------------------------------------)   ---------------------------------------
Signature of witness                 )   By executing this deed the attorney
                                     )   states that the attorney has received
ARLENE COLQUHOUN                     )   no notice of revocation of the power of
Name of witness (block letters)      )   attorney


SECURITY TRUSTEE

SIGNED SEALED AND                    )
DELIVERED by                         )
ERWIN ELSTERMANN                     )
as attorney for ABN AMRO             )
AUSTRALIA LIMITED under              )
power of attorney dated              )
12 September 2005                    )
in the presence of:                  )
                                     )
                                     )
/s/ CHARLES DOUSETT                  )   /s/ Erwin Elstermann
-------------------------------------)   ---------------------------------------
Signature of witness                 )   By executing this deed the attorney
                                     )   states that the attorney has received
Charles Dousett                      )   no notice of revocation of the power of
Name of witness (block letters)      )   attorney


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                               12 September 2005